Exhibit 99.B(j)(1)

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

VIA EDGAR

October 25, 2019

Victory Portfolios

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 170 — File Nos.: 811-04852; 033-08982

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 170 to the Registration Statement on Form N-1A of Victory Portfolios (File No. 033-08982).

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.